Exhibit 99(a)

Windstream reports second-quarter earnings results

•

Updates financial guidance for acquisition of Iowa Telecom; raises outlook for adjusted free cash flow—expects $770 million to $810 million for full year, resulting in lower dividend payout ratio of 57 percent to 60 percent

•	Delivers continued improvement in access line trends during quarter with 3.7 percent decline year-over-year on a pro forma basis

•	Generates $198 million in adjusted free cash flow during the quarter

•	Produces $418 million in business services revenues, essentially unchanged year-over-year and representing 44 percent of total revenues on a pro forma basis

•	Adds approximately 14,800 new high-speed Internet customers and about 8,000 new digital TV customers on a pro forma basis

Release date: Aug. 5, 2010

LITTLE ROCK, Ark. – Windstream Corp. (Nasdaq: WIN) today reported second-quarter results highlighted by continued improvement in access line trends. The company also updated its financial guidance for the year following its acquisition of Iowa Telecommunications Services, Inc. (“Iowa Telecom”) on June 1 and expects a lower dividend payout ratio of adjusted free cash flow.

Windstream also announced that eight of its 33 rural broadband stimulus applications were approved by the U.S. Department of Agriculture’s Rural Utilities Service (RUS). The approved grants total approximately $67 million and require Windstream to invest an additional $22 million, or 25 percent of the expected project cost. The company’s remaining 25 applications remain under evaluation by the RUS.

“Our business is performing very well, and we are on track to meet the operating and financial goals that we set earlier this year,” said Jeff Gardner, Windstream president and CEO. “Our new ‘Price for Life’ bundles have been well-received by consumers and small businesses and are yielding continued improvement in our industry-leading access line trends.

“In addition, we completed the purchase of Iowa Telecom this quarter, the latest in a series of targeted acquisitions that do not significantly increase the risk profile of our business and that will enable us to lower our dividend payout ratio.”

Gardner noted that Windstream passed its four-year anniversary in July.

“I am pleased with the transformation that Windstream has made from a traditional voice service provider to one focused on next-generation broadband and business services,” he said. “Our operational expertise and disciplined growth strategy have produced total shareholder returns of nearly 40 percent over the past four years – significantly better than that of our peer group and the overall market.”

Windstream’s second-quarter results under Generally Accepted Accounting Principles (GAAP) include approximately $11 million in after-tax merger and integration costs, which lowered earnings per share by roughly 2 cents.

Second-quarter financial results:

Under GAAP:

•	Total revenues were $917 million, a 22 percent increase from a year ago.

•	Operating income was $254 million, an increase of 4 percent year-over-year.

•	Net income was $79 million, a 13 percent decrease from a year ago, or 17 cents of diluted earnings per share.

•	Capital expenditures were $99 million, a 29 percent increase year-over-year.

Under pro forma results:

•	Total revenues were $960 million, a 3 percent decrease from a year ago.

•	Business service revenues were $418 million, essentially flat year-over-year and representing 44 percent of total revenues.

•	Operating income was $276 million, a 6 percent increase year-over-year.

•	Operating income before depreciation and amortization (OIBDA) was $459 million, an increase of 1.5 percent from a year ago.

•	Adjusted OIBDA, which excludes non-cash pension expense, non-cash stock-based compensation and restructuring charges, was approximately $480 million, a decrease of less than 1 percent year-over-year.

•	Capital expenditures were $104 million, essentially the same as a year ago.

Adjusted free cash flow – defined as adjusted OIBDA, excluding merger and integration costs, minus cash interest, cash taxes and capital expenditures – was $198 million during the second quarter. Adjusted free cash flow is not pro forma and reflects NuVox, Inc. (“NuVox”) and Iowa Telecom on an actual basis from the date the businesses were acquired.

Second-quarter pro forma operating results:

Windstream added approximately 14,800 new high-speed Internet customers during the second quarter, bringing its total customer base to approximately 1.27 million – an increase of 9 percent year-over-year. Overall broadband penetration is now 41 percent of total voice lines and 58 percent of primary residential lines.

Windstream also added more than 8,000 digital TV customers in the quarter, bringing its total customer base to approximately 420,000, or 21 percent penetration of primary residential lines.

Total access lines declined by approximately 34,000, resulting in a year-over-year decline of 3.7 percent. Total lines at the end of the year were 3.33 million.

In the business channel, advanced data and integrated solutions, which are largely connections providing both voice and data services, increased 1 percent.

Updated financial outlook for 2010

Windstream updated its pro forma financial guidance for 2010, which includes a full year for NuVox and Iowa Telecom:

2009 Pro Forma Results(a)		2010 Guidance Range	% Change

Revenue	$3.957 billion	$3.820 billion -$3.900 billion	(3.5%) – (1.4%)

OIBDA (b)	$1.831 billion	$1.839 billion -$1.879 billion	0.5% – 2.6%

Adjusted OIBDA (c)	$1.958 billion	$1.920 billion - $1.960 billion	(1.9%) – 0.1%

Capex (d)	$412 million	$390 million - $410 million

(a)	Includes results for D&E Communications, Inc. (“D&E”), Lexcom, Inc. (“Lexcom”), NuVox and Iowa Telecom for full year

(b)	Guidance range includes expected non-cash pension expense and stock-based compensation

(c)	Guidance range excludes expected non-cash pension expense and stock-based compensation

(d)	Guidance range excludes any capital expenditures required for broadband stimulus applications

The company expects to generate $770 million to $810 million in adjusted free cash flow in 2010, resulting in a dividend payout ratio between 57 percent and 60 percent. The company’s previous guidance, prior to the close of the Iowa Telecom acquisition, projected $690 million to $765 million in adjusted free cash flow and a dividend payout ratio of 59 percent to 65 percent. The updated adjusted free cash flow guidance assumes expected net cash interest of approximately $494 million and cash taxes of $190 million to $210 million for 2010. Adjusted free cash flow is not pro forma and reflects NuVox and Iowa Telecom on an actual basis from the date the businesses were acquired.

Conference call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company’s second-quarter earnings results.

Interested parties can access the call by dialing 1-877-374-3977, conference ID 85310441, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight CDT on Aug. 13. The replay can be accessed by dialing 1-800-642-1687, conference ID 85310441.

Webcast information:

The conference call also will be streamed live over the company’s website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today.

About Windstream

Windstream Corp. (Nasdaq: WIN), headquartered in Little Rock, Ark., is an S&P 500 company with communications operations in 23 states and about $4 billion in annual revenues. Windstream provides phone, high-speed Internet and high-definition digital TV services. The company also offers a wide range of IP-based voice and data services and advanced phone systems and equipment to businesses and government agencies. For more information about Windstream, visit www.windstream.com.

Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom, NuVox and Iowa Telecom, and to exclude the results of the disposed out-of-territory production distribution operations and all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.

Windstream claims the protection of the safe-harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements set forth in this press release. Forward-looking statements, including Windstream’s updated financial outlook for 2010, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	continued voice line loss;

•	the impact of new, emerging or competing technologies;

•	the adoption of intercarrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets;

•	changes in federal, state and local tax laws and rates; and

•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2009, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Relations Contact:

David Avery, 501-748-5876

David.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2010	June 30, 2009	Increase (Decrease) Amount	%	June 30, 2010	June 30, 2009	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$898.0	$714.5	$183.5	26	$1,726.4	$1,435.3	$291.1	20
Product sales	19.3	38.4	(19.1)	(50)	38.8	72.6	(33.8)	(47)

Total revenues and sales	917.3	752.9	164.4	22	1,765.2	1,507.9	257.3	17

Costs and expenses:
Cost of services	330.4	249.7	80.7	32	625.2	500.9	124.3	25
Cost of products sold	17.9	33.6	(15.7)	(47)	34.2	63.9	(29.7)	(46)
Selling, general, administrative and other	129.8	90.4	39.4	44	241.2	179.4	61.8	34
Depreciation and amortization	167.7	133.3	34.4	26	323.1	265.3	57.8	22
Restructuring charges	0.5	0.1	0.4	400	0.5	—	0.5	100
Merger and integration costs	16.8	1.4	15.4	1,100	40.0	1.4	38.6	2,757

Total costs and expenses	663.1	508.5	154.6	30	1,264.2	1,010.9	253.3	25

Operating income	254.2	244.4	9.8	4	501.0	497.0	4.0	1
Other income (expense), net	(0.9)	0.6	(1.5)	(250)	(1.2)	1.4	(2.6)	(186)
Interest expense	(123.6)	(97.8)	25.8	26	(246.6)	(197.5)	49.1	25

Income before income taxes	129.7	147.2	(17.5)	(12)	253.2	300.9	(47.7)	(16)
Income taxes	50.7	56.4	(5.7)	(10)	100.1	121.9	(21.8)	(18)

Net income	$79.0	$90.8	$(11.8)	(13)	$153.1	$179.0	$(25.9)	(14)

Weighted average common shares	462.1	432.4	29.7	7	453.4	434.2	19.2	4

Basic and diluted earnings per share:
Net income	$0.17	$0.21	$(0.04)	(19)	$0.33	$0.41	$(0.08)	(20)

PRO FORMA RESULTS OF OPERATIONS (A):
Revenues and sales	$959.6	$989.4	$(29.8)	(3)	$1,931.7	$1,991.4	$(59.7)	(3)
OIBDA (B)	$459.3	$452.5	$6.8	2	$928.0	$922.3	$5.7	1
Adjusted OIBDA (C)	$479.9	$483.0	$(3.1)	(1)	$969.1	$982.3	$(13.2)	(1)

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E Communications, Inc. (“D&E”), Lexcom Inc. (“Lexcom”), NuVox Inc. (“NuVox”) and Iowa Telecommunications Services, Inc. (“Iowa Telecom”), and to exclude the results of the disposed out-of-territory product distribution operations and all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.
(B)	OIBDA is operating income before depreciation and amortization.
(C)	Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Units in thousands, dollars in millions)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2010	June 30, 2009	Increase (Decrease) Amount	%	June 30, 2010	June 30, 2009	Increase (Decrease) Amount	%
UNDER GAAP:
Voice lines	3,098.5	2,807.4	291.1	10
Net voice line losses:
Internal	(32.8)	(40.2)	7.4	18	(56.7)	(83.4)	26.7	32
Acquired	239.6	—	239.6	100	239.6	—	239.6	100

Net voice line additions (losses)	206.8	(40.2)	247.0	614	182.9	(83.4)	266.3	319

High-speed Internet customers	1,274.8	1,024.6	250.2	24
Advanced data and integrated solutions	145.3	39.6	105.7	267

Total data and integrated solutions	1,420.1	1,064.2	355.9	33

Net high-speed Internet additions:
Internal	14.7	14.9	(0.2)	(1)	50.5	45.8	4.7	10
Acquired	96.3	—	96.3	100	96.3	—	96.3	100

Net high-speed Internet additions	111.0	14.9	96.1	645	146.8	45.8	101.0	221

Net advanced data and integrated solution additions (losses):
Internal	(0.5)	(0.5)	—	—	(0.8)	1.2	(2.0)	(167)
Acquired	3.0	—	3.0	100	106.6	—	106.6	100

Net advanced data and integrated solution additions (losses)	2.5	(0.5)	3.0	600	105.8	1.2	104.6	8,717

Special access circuits	87.4	78.1	9.3	12
Access lines (A)	3,331.2	2,925.1	406.1	14
Digital television customers	420.1	334.8	85.3	25

Total connections	5,026.1	4,284.5	741.6	17

Capital expenditures	$98.9	$76.7	$22.2	29	$159.4	$139.5	$19.9	14

FROM PRO FORMA RESULTS (B):
Voice lines	3,098.5	3,232.3	(133.8)	(4)
Net voice line losses	(35.2)	(46.5)	(11.3)	(24)	(62.9)	(96.6)	(33.7)	(35)
High-speed Internet customers	1,274.8	1,167.7	107.1	9
Advanced data and integrated solutions	145.3	143.7	1.6	1

Total data and integrated solutions	1,420.1	1,311.4	108.7	8

Net high-speed Internet additions	14.8	16.6	(1.8)	(11)	51.2	51.2	—	—
Net advanced data and integrated solution additions (losses)	(0.4)	0.3	(0.7)	(233)	(0.4)	3.4	(3.8)	(112)
Special access circuits	87.4	84.3	3.1	4
Access lines (A)	3,331.2	3,460.3	(129.1)	(4)
Digital television customers	420.1	377.5	42.6	11

Total connections	5,026.1	5,005.5	20.6	—

Capital expenditures	$104.3	$103.2	$1.1	1	$171.6	$203.7	$(32.1)	(16)

(A)	Access lines include voice lines, special access circuits and advanced data and integrated solutions.
(B)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom, NuVox and Iowa Telecom, and to exclude the results of the disposed out-of-territory product distribution operations, and all merger and integration costs related to strategic transactions. For further details on these adjustments, see the Notes to Unaudited Reconciliations of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS’ EQUITY

	June 30, 2010	December 31, 2009		June 30, 2010	December 31, 2009
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$53.5	$1,062.9	Current maturities of long-term debt	$28.1	$23.8
Accounts receivable (less allowance for doubtful accounts of $21.8 and $18.5, respectively)	343.0	291.7	Current portion of interest rate swaps	43.0	45.8
Inventories	35.1	26.1	Accounts payable	182.3	158.5
Deferred income taxes	29.5	21.7	Advance payments and customer deposits	122.1	95.2
Prepaid expenses and other	69.4	53.6	Accrued dividends	121.0	109.2
Assets held for sale	47.6	—	Accrued taxes	81.3	60.6
			Accrued interest	149.7	156.0
			Other current liabilities	59.1	60.2

Total current assets	578.1	1,456.0	Total current liabilities	786.6	709.3

Goodwill	3,208.3	2,344.4	Long-term debt	6,564.0	6,271.4
Other intangibles, net	1,724.3	1,253.3	Deferred income taxes	1,541.3	1,372.0
Net property, plant and equipment	4,468.4	3,992.6	Other liabilities	553.5	532.0

Other assets	108.1	99.1	Total liabilities	9,445.4	8,884.7

			SHAREHOLDERS’ EQUITY:
			Common stock	0.1	—
			Additional paid-in capital	550.9	83.6
			Accumulated other comprehensive loss	(212.7)	(208.3)
			Retained earnings	303.5	385.4

			Total shareholders’ equity	641.8	260.7

			TOTAL LIABILITIES AND

TOTAL ASSETS	$10,087.2	$9,145.4	SHAREHOLDERS’ EQUITY	$10,087.2	$9,145.4

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Cash Provided from Operations:
Net income	$79.0	$90.8	$153.1	$179.0
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	167.7	133.3	323.1	265.3
Provision for doubtful accounts	11.3	11.7	19.9	21.0
Stock-based compensation expense	4.0	5.4	7.5	10.6
Pension expense	15.3	23.0	31.0	45.8
Deferred taxes	(6.3)	(9.2)	0.8	27.2
Other, net	3.2	0.8	5.7	4.0
Changes in operating assets and liabilities, net:
Accounts receivable	(9.2)	(20.0)	(7.5)	(0.6)
Accounts payable	(11.1)	2.9	(28.3)	(14.2)
Other current liabilities	2.8	4.7	(13.4)	(24.8)
Other liabilities	(1.5)	(2.1)	(23.5)	(6.8)
Other, net	29.9	42.9	(9.8)	(7.3)

Net cash provided from operations	285.1	284.2	458.6	499.2

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(98.9)	(76.7)	(159.4)	(139.5)
Acquisition of NuVox, net of cash acquired	—	—	(198.4)	—
Acquisition of Iowa Telecom, net of cash acquired	(253.6)	—	(253.6)	—
Other, net	2.5	0.3	3.1	0.3

Net cash used in investing activities	(350.0)	(76.4)	(608.3)	(139.2)

Cash Flows from Financing Activities:
Dividends paid on common shares	(114.0)	(109.5)	(223.2)	(219.4)
Stock repurchase	—	(12.1)	—	(32.8)
Repayment of debt	(707.6)	(153.5)	(992.1)	(157.1)
Proceeds of debt issuance, net	375.0	—	375.0	—
Other, net	(15.1)	0.5	(19.4)	(1.9)

Net cash used in financing activities	(461.7)	(274.6)	(859.7)	(411.2)

Decrease in cash and cash equivalents	(526.6)	(66.8)	(1,009.4)	(51.2)

Cash and Cash Equivalents:
Beginning of period	580.1	312.2	1,062.9	296.6

End of period	$53.5	$245.4	$53.5	$245.4

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA (A)

REVENUES AND SALES AND PRO FORMA ADJUSTED OIBDA (NON-GAAP)-Page 5

(In millions)

			THREE MONTHS ENDED		SIX MONTHS ENDED
			June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues and sales under GAAP			$917.3	$752.9	$1,765.2	$1,507.9

Pro forma adjustments:
D&E revenues and sales prior to acquisition	(B	)	—	35.8	—	71.7
Lexcom revenues and sales prior to acquisition	(B	)	—	11.1	—	22.0
Out-of-territory product distribution operations revenues and sales	(C	)	—	(17.6)	—	(30.3)
NuVox revenues and sales prior to acquisition	(B	)	—	141.0	57.3	283.6
Iowa Telecom revenues and sales prior to acquisition	(B	)	42.3	66.2	109.2	136.5

Pro forma revenues and sales			$959.6	$989.4	$1,931.7	$1,991.4

Operating income from continuing operations under GAAP			$254.2	$244.4	$501.0	$497.0

Pro forma adjustments:
D&E pre-acquisition operating income, excluding M&I costs	(B	)	—	2.6	—	11.4
D&E intangible asset impairment	(D	)	—	5.5	—	5.5
D&E intangible asset amortization adjustment	(E	)	—	(1.0)	—	(2.0)
Lexcom pre-acquisition operating income, excluding M&I costs	(B	)	—	4.1	—	7.8
Lexcom intangible asset amortization adjustment	(E	)	—	(0.4)	—	(0.8)
Operating income from disposed out-of-territory product distribution operations	(C	)	—	(0.8)	—	(1.0)
NuVox pre-acquisition operating income, excluding M&I costs	(B	)	—	3.5	4.1	13.9
NuVox intangible asset amortization adjustment	(E	)	—	(3.6)	(1.5)	(7.5)
Iowa Telecom pre-acquisition operating income, excluding M&I costs	(B	)	9.8	12.8	23.9	29.9
Iowa Telecom intangible asset amortization adjustment	(E	)	(4.7)	(7.3)	(11.2)	(14.7)
M&I costs	(F	)	16.8	1.4	40.0	1.4

Pro forma operating income			276.1	261.2	556.3	540.9

Depreciation and amortization expense	(F	)	167.7	133.3	323.1	265.3
D&E pre-acquisition depreciation and amortization expense	(G	)	—	8.4	—	16.4
Lexcom pre-acquisition depreciation and amortization expense	(G	)	—	2.4	—	5.0
NuVox pre-acquisition depreciation and amortization expense	(G	)	—	23.6	9.5	47.8
Iowa Telecom pre-acquisition depreciation and amortization expense	(G	)	15.5	23.6	39.1	46.9

Pro forma OIBDA			459.3	452.5	928.0	922.3

Other adjustments:
Pension expense	(F	)	15.3	22.7	31.0	45.3
Pension expense of Iowa Telecom prior to acquisition	(B	)	0.1	0.1	0.2	0.3
Restructuring charges	(F	)	0.5	(0.1)	0.5	(0.2)
Stock-based compensation	(F	)	4.0	5.4	7.5	10.6
Stock-based compensation of D&E prior to acquisition	(B	)	—	0.3	—	0.4
Stock-based compensation of NuVox prior to acquisition	(B	)	—	0.4	0.1	0.8
Stock-based compensation of Iowa Telecom prior to acquisition	(B	)	0.7	1.7	1.8	2.8

Pro forma adjusted OIBDA			$479.9	$483.0	$969.1	$982.3

Capital expenditures under GAAP			$98.9	$76.7	$159.4	$139.5

Pro forma adjustments:
D&E capital expenditures prior to acquisition	(B	)	—	5.2	—	10.9
Lexcom capital expenditures prior to acquisition	(B	)	—	0.8	—	1.7
NuVox capital expenditures prior to acquisition	(B	)	—	12.9	3.8	40.0
Iowa Telecom capital expenditures prior to acquisition	(B	)	5.4	7.6	8.4	11.6

Pro forma capital expenditures			$104.3	$103.2	$171.6	$203.7

NOTES TO UNAUDITED RECONCILIATIONS OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA ADJUSTED OIBDA

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States (“GAAP”) to be not necessarily indicative of future results.

Completed Acquisitions:

•

On June 1, 2010, the Company completed the acquisition of Iowa Telecommunications Services, Inc. (“Iowa Telecom”). The Iowa Telecom acquisition added approximately 208,000 incumbent local exchange carrier access lines, 39,000 competitive local exchange carrier access lines, 96,000 high-speed Internet customers and 25,000 digital television customers in Iowa and Minnesota.

•

On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”). The NuVox acquisition added approximately 104,000 data and integrated solution connections in complementary markets in 16 states.

•

On December 1, 2009, Windstream completed the acquisition of Lexcom, Inc. (“Lexcom”). The Lexcom acquisition added approximately 22,000 access lines, 9,000 high-speed Internet customers and 12,000 digital television customers in North Carolina.

•

On November 10, 2009, Windstream completed the acquisition of D&E Communications, Inc. (“D&E”). The D&E acquisition added approximately 145,000 access lines, 45,000 high-speed Internet customers and 9,000 digital television customers in central Pennsylvania.

Dispositions:

•

On August 21, 2009, Windstream completed the sale of its out-of-territory product distribution operations to Walker and Associates of North Carolina, Inc. (“Walker”) for approximately $5.3 million in total consideration. These operations were not central to the Company’s strategic goals in its core communications business.

As disclosed in the Windstream Form 8-K filed on August 5, 2010, the Company has presented in this earnings release unaudited pro forma results, which includes results from D&E, Lexcom, NuVox and Iowa Telecom for periods prior to the acquisitions and excludes results from the out-of-territory product distribution operations prior to the disposition and all merger and integration (“M&I”) costs resulting from the completed transactions discussed above. In addition to pro forma adjustments, the Company presented certain measures of its operating performance, excluding the impact of restructuring charges, pension and stock-based compensation.

Windstream’s purpose for including the results of acquired businesses and for excluding non-recurring items, the results of disposed operations, restructuring charges, pension and stock-based compensation is to improve the comparability of results of operations for the six month period ended June 30, 2010, to the results of operations for the same period of 2009 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results, including pro forma revenues and sales, pro forma OIBDA and pro forma adjusted OIBDA as key measures of its operational performance. Windstream management, including the chief operating decision-maker, consistently use these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued voice line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets; changes in federal, state and local tax laws and rates; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2009. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

(A)	Pro forma results adjusts results of operations under GAAP to include the acquisitions of D&E, Lexcom, NuVox and Iowa Telecom, and to exclude the results of the disposed out-of-territory product distribution operations and M&I costs related to strategic transactions.

(B)	To reflect the pre-acquisition operating results of D&E, Lexcom, NuVox and Iowa Telecom, adjusted to exclude M&I costs.

(C)	To reflect the Company’s disposition of the out-of-territory product distribution operations.

(D)	To remove the effects of an intangible asset impairment recognized by D&E during the pre-acquisition period.

(E)	To reflect intangible asset amortization of D&E, Lexcom, NuVox and Iowa Telecom as if the acquisitions had been consummated at the beginning of the periods presented.

(F)	Represents applicable expense as reported under GAAP.

(G)	Represents depreciation and amortization of D&E, Lexcom, NuVox and Iowa Telecom as adjusted in note (E).

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